                                                                     EXHIBIT 5.1


                                February 18, 2000


Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148-3363


         RE:      F.N.B. Corporation
                  Registration Statement on Form S-3
                  833,595 Shares of Common Stock


Gentlemen:

         I am Corporate Counsel with F.N.B. Corporation (the "Company") in connection with the proposed public offering by certain of its shareholders of shares of the Company's $2.00 par value common stock (the "Common Stock") covered by the above-described Registration Statement.

         In connection therewith, we have examined the following:

         (1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Pennsylvania;

         (2) The Bylaws of the Company, as amended, certified as correct and complete by the Secretary of the Company;

         (3) Minutes of meetings of the Board of Directors of the Company, certified as correct and complete by the Secretary of the Company;

         (4) The form of the Stock Purchase Warrants issued in connection with the Company's acquisition of Southwest Banks, Inc. and the Company's acquisition of West Coast Bancorp, Inc.; and

         (5) The Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the sale of up to 833,595 shares of Common Stock (the "Registration Statement").

Board of Directors
F.N.B. Corporation
February 18, 2000
Page 2





         Based upon such examination and upon examination of such other instruments and records as I have deemed necessary, I am of the opinion that the 833,595 shares of Common Stock covered by said Registration Statement to be sold by the selling shareholders referenced therein have been duly authorized and validly issued by the Company, and are fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                         Very truly yours,

                                         /s/ James G. Orie

                                         James G. Orie
                                         Corporate Counsel